Exhibit 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF
TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Oceanaut, a Marshall Islands corporation (the ‘‘Company’’), does hereby certify, to such officer’s knowledge, that:

The Form 10-Q for the quarter ended September 30, 2007 (the ‘‘Form 10-Q’’) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

OCEANAUT, INC.
Date: November 9, 2007	By:	/s/ Christopher Georgakis
Christopher Georgakis
President and Chief Executive Officer (Principal Executive Officer)

OCEANAUT, INC.
Date: November 9, 2007	By:	/s/ Eleftherios (Lefteris) A. Papatrifon
Eleftherios (Lefteris) A. Papatrifon
Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.